UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 12, 2023

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)	11335 NE 122nd Way, Suite 105 Kirkland, WA 98034 (Address of Principal Executive Offices and zip code)	90-0821083 (IRS Employer Identification No.)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 2, 2022, GrowLife, Inc., a Delaware corporation (“Company” or “Purchaser”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Bridgetown Mushrooms, LLC, an Oregon limited liability company (“Seller”) and Trevor Huebert (“Executive”), pursuant to which the Company would purchase and assume, certain assets, properties, rights and interests relating to the Seller’s business (“Assets”) which is the processing, marketing, storing, selling and distributing fresh and dried mushroom products (“Business”). On November 14, 2022, the parties executed the First Amendment to Asset Purchase Agreement (“First Amendment”), pursuant to which the parties amended the purchase price structure among other things. On January 6, 2023, the Company, Seller, and Executive consummated and closed the acquisition and acquired the Assets related to the Business (the “Closing Date”) for cash consideration and additional consideration. On January 11, 2023, the Company and Seller entered into certain post-closing amendments including a Second Amendment to Asset Purchase Agreement (“Second Amendment”), further revising the purchase price structure and assumption of cert Seller debt obligations, a Pledge and Security Agreement (“Pledge Agreement”), and an Amended and Restated Promissory Note (“Note”). The cash consideration, paid prior to the Closing Date, was in the aggregate amount of $157,000, the additional consideration consists of: (i)  $43,000 in the form of cancellation and forgiveness of the indebtedness owed to Purchaser by Seller under a secured promissory note dated May 19, 2022 (the “Prior Loan”); (ii)  $138,546 in the form of promissory note, which shall be payable in installments of (1) $38,546 on January 31, 2023, (2) $50,000 on February 28, 2023, and (3) $50,000 on March 31, 2023; (iii)  $340,000 in the form of shares of restricted shares of the common stock of Purchaser, which calculated as of the Closing Date was equal to an aggregate of 5,923,345 (the “Stock Consideration”), to be issued and distributed pursuant to the terms and conditions of the Asset Purchase Agreement, and (iv) the assumption of $161,546of debt which is secured by the assets of the Seller.

The assets acquired from Seller and Executive included tangible assets, intellectual property, registrations and approvals, inventory, data, records, goodwill, and certain other assets. The Asset Purchase Agreement contains customary representations and warranties and covenants by each party. Both parties are obligated, subject to certain limitations, to indemnify the other under the Asset Purchase Agreement for certain customary and other specified matters, including breaches of representations and warranties, breaches of covenants and for certain liabilities and third-party claims.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, and the First Amendment, a copy of which is attached hereto as Exhibit 2.2, and are incorporated herein by reference, and the Second Amendment, Note and Pledge Agreement, a copy of which is attached hereto as Exhibit 2.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03

Item 7.01 Regulation FD Disclosure.

On January 12, 2023, the Company issued a press release, attached as Exhibit 99.1, announcing the Company closed on the Asset Purchase Agreement with Bridgetown Mushrooms LLC. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description

2.1	Asset Purchase Agreement, dated June 1, 2022 (previously filed)

2.2	First Amendment to Asset Purchase Agreement, dated November 14, 2022 (filed herewith)

2.3	Second Amendment, Note and Pledge Agreement, dated January 11, 2023 (filed herewith)

99.1	Press release dated January 12, 2023, announcing the closing of the Asset Purchase Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: January 12, 2023	/s/ David Dohrmann
	By:	David Dohrmann
	Its:	Chief Executive Officer